As filed with the Securities and Exchange Commission on June 26, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bakkt Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	98-1550750
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Akshay Naheta Co-Chief Executive Officer 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jared Fishman Matthew Goodman Mario Schollmeyer Sullivan & Cromwell 125 Broad Street New York, NY 10004 (212) 558-4000	Marc D’Annunzio General Counsel 10000 Avalon Boulevard, Suite 1000 Alpharetta, Georgia 30009 (678) 534-5849

From time to time after the effective date of this registration statement.

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 26, 2025

PROSPECTUS

Bakkt Holdings, Inc.

Up to 10,339,123 Shares of Class A Common Stock

This prospectus relates to the offer and sale by YA II PN, Ltd. (the “Selling Stockholder”) of up to 10,339,123 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of Bakkt Holdings, Inc. (the “Company,” “we,” “us,” or “our”).

We entered into that certain securities purchase agreement (the “Purchase Agreement”) with the Selling Stockholder, dated as of June 17, 2025, pursuant to which the Selling Stockholder purchased a $25 million convertible debenture (the “Convertible Debenture”) from us for a price of $23.75 million in a private placement on June 18, 2025 (the “Closing Date”). The Convertible Debenture matures on the first anniversary of the Closing Date, as may be extended at the option of the Selling Stockholder and is convertible, at the option of the Selling Stockholder, into shares of our Class A Common Stock. The price of the Class A Common Stock to the Selling Stockholder to be issued on conversion of the Convertible Debenture will be the lower of (i) $14.51 per share of Class A Common Stock (the “Fixed Price”) or (ii) 97% of the lowest daily volume weighted average price of the Class A Common Stock during the five consecutive trading days immediately preceding the conversion date (the “Conversion Date”), but which price shall not be lower than $2.418 per share of Class A Common Stock (the “Floor Price”).

We are registering these shares of Class A Common Stock for resale by the Selling Stockholder pursuant to the registration rights granted to the Selling Stockholder under that certain registration rights agreement we entered into with the Selling Stockholder, dated as of June 17, 2025 (the “Registration Rights Agreement”). Our registration of the Class A Common Stock covered by this prospectus does not mean that the Selling Stockholder will offer or sell any of the Class A Common Stock. The Selling Stockholder may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Selling Stockholder may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of Class A Common Stock offered hereunder, the Selling Stockholder, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

Our Class A Common Stock is currently traded on the New York Stock Exchange (“NYSE”) under the symbol “BKKT.” On June 25, 2025, the last reported sale price for our Class A Common Stock was $12.93 per share.

We will not receive any proceeds from the sale of the Class A Common Stock by the Selling Stockholder in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Class A Common Stock. The Selling Stockholder will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Class A Common Stock.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in these securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and “Item 1A – Risk Factors” of our most recent Annual Report on Form 10-K and any Quarterly Report on Form 10-Q filed subsequently to such Form 10-K that is incorporated by reference in this prospectus before you invest in our securities. In addition, please carefully read the information under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) to register the securities described in this prospectus for resale by the Selling Stockholder who may, from time to time, sell the securities described in this prospectus.

This prospectus provides you with a general description of the securities that may be offered. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Neither we nor the Selling Stockholder has authorized anyone to provide you with information that is different from that contained, or incorporated by reference, in this prospectus, any applicable prospectus supplement or in any related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any applicable prospectus supplement or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the applicable prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K. Unless the context indicates otherwise, references in this prospectus to “Bakkt Holdings, Inc.,” “Bakkt,” the “Company,” “we,” “our” and “us” refer, collectively, to Bakkt Holdings, Inc., a Delaware corporation, and its consolidated subsidiaries taken as a whole.

Company Overview

Founded in 2018, Bakkt operates technology that connects the digital economy by offering a platform for crypto and redeeming loyalty points. We enable our clients to deliver new opportunities to their customers through an interactive web experience or application programming interface (“API”) solutions that unlock crypto and drive loyalty. The global market for crypto, while nascent, is rapidly evolving and expanding. We believe we are well-positioned to provide secure, licensed product solutions and grow with this evolving market. We believe our platform is well positioned to power commerce by enabling consumers, brands, and financial institutions to better manage, transact with and monetize crypto in exciting new ways.

We provide, or are working to provide, simplified solutions focused in the following areas:

Crypto

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Our crypto trading platform provides consumers, businesses and institutions with the ability to buy, sell and store crypto in a simple, intuitive digital experience accessed via APIs or embedded web experience. We enable clients in various industries to provide their customers with the ability to transact in crypto directly in their trusted environments.

Loyalty

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We offer a full spectrum of content that clients can make available to their customers when redeeming loyalty currencies, thus driving consumer loyalty and engagement. Our redemption solutions span a variety of rewards categories including merchandise (such as Apple products and services), gift cards and digital experiences. In March 2025, we announced our investigation of strategic alternatives for our loyalty business as we work to realign our business with a crypto focus. As we explore our options, including a potential sale or wind-down, we expect to reduce efforts to promote and grow this business.

Cooperation Agreement

In March 2025, we entered into a Cooperation Agreement with Distributed Technologies Research Global Ltd. (“DTR”) and Akshay Naheta, the sole stockholder of DTR (the “Cooperation Agreement”). Pursuant to the Cooperation Agreement, DTR will provide us with certain exclusive payment processing technology, APIs and infrastructure to be integrated into our platform for the enablement of global payments processing services in the jurisdictions where we operate.

Updated Investment Policy

In June 2025 we updated our investment policy (“Investment Policy”) to enable us to allocate capital into Bitcoin and other digital assets as part of our broader treasury and corporate strategy, subject to market conditions and the anticipated liquidity needs of the business. We may acquire Bitcoin or other digital assets using excess cash, proceeds from future equity or debt financings, or other capital sources, subject to the limitation set forth in our Investment Policy. We also intend to explore further opportunistic financing alternatives, including the issuance of convertible notes, bonds, or other debt instruments, for the purpose of acquiring Bitcoin or other digital assets or otherwise in accordance with the our Investment Policy. To date, we have not purchased any Bitcoin or other digital assets pursuant to our updated Investment Policy. There can be no assurance that we will enter into any such transactions. The timing and magnitude of any such transactions will depend on market conditions, capital market receptivity, business performance and other strategic considerations.

There are risks associated with our Investment Policy, which may cause our business, financial condition, results of operations and future prospects to be materially adversely affected. For further details regarding the risks of implementing our strategy, refer to “Risk Factors Related to the Update of our Investment Policy,” which is attached as Exhibit 99.1 to our Current Report on Form 8-K filed with the SEC on June 10, 2025 which is incorporated by reference herein.

Risk Factors Summary

Investing in our securities involves numerous risks and uncertainties, including the risks and uncertainties described in the section titled “Risk Factors” and elsewhere in this prospectus. You should carefully consider these risks and uncertainties before investing in our securities. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations and future prospects.

Risks Related to Our Business, Finances and Operations

•	Our business model is newly developed and may encounter additional risks and challenges as it grows.

•	Our platform has been designed to meet the needs of our clients and customers, and as such we must continually invest in our platform to meet their evolving needs as we look to grow our business.

•	We have limited operating history and a history of operating losses.

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If we are unable to attract, retain or grow our relationships with our existing clients, our business, financial condition, results of operations and future prospects would be materially and adversely affected.

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Some of our current and prospective clients require the approval of their own regulators in order to deploy our solutions, and if they are unable to obtain those approvals on a timely basis, or at all, our results of operations and future prospects would be materially and adversely affected.

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A large percentage of our revenue is concentrated with a single client that has notified us it will not be renewing its agreement with us. The loss of this client will materially and adversely affect our business, financial condition, results of operations and future prospects. Moreover, because of our B2B2C go-to-market model, the loss of any client – regardless of the reason – increases the risk that the customers that originally emanated from that client will transition to another provider or stop doing business with us, which would harm our business.

•	We may not realize the anticipated benefits of past or future investments, strategic transactions, or acquisitions and integration of these acquisitions may disrupt our business and management.

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In the past, we have identified conditions and events that raised substantial doubt about our ability to continue as a going concern and it is possible that we may identify conditions and events in the future that raise substantial doubt about our ability to continue as a going concern.

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We may not realize the expected benefits under the Cooperation Agreement with DTR, including failing to enter into a commercial agreement with or successfully integrating our platform with DTR’s technology, and may be unable to successfully negotiate the terms to acquire DTR, either of which could adversely affect our business, financial condition and results of operations.

Risks Related to Crypto and Our Investment Policy

•	Disruptions in the crypto market subject us to additional risks, including the risk that banks may not provide banking services to us.

•	There may be a perception among regulators and others that crypto is used to facilitate illegal activity such as fraud, money laundering, tax evasion and ransomware scams.

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Crypto custodial solutions and related technology, including our systems and custodial arrangements, are subject to risks related to a loss of funds due to theft, employee or vendor sabotage, security and cybersecurity risks, system failures and other operational issues, the loss, destruction or other compromise of our private keys and a lack of sufficient insurance.

•	Our failure to safeguard and manage our and our customers’ crypto could adversely impact our business, operating results, and financial condition.

•	Crypto does not have extensive historical precedent and distributed ledger technology continues to rapidly evolve.

•	We may encounter technical issues in connection with the integration of supported crypto assets and changes and upgrades to their underlying networks, which could adversely affect our business.

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Our financial results and the market price of our securities are expected to be affected by fluctuations in the price of digital assets we may acquire in accordance with our Investment Policy, including Bitcoin, which are highly volatile assets.

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Our quarterly financial results may fluctuate significantly, including because we account for digital assets we hold at fair value, which may subject us to the corporate alternative minimum tax under the Inflation Reduction Act of 2022.

•	Our ability to time the price of any purchases of Bitcoin and other digital assets we may acquire in accordance with our Investment Policy will be limited.

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A significant decrease in the market value of any digital assets we may acquire in accordance with our Investment Policy could adversely affect our ability to satisfy financial obligations, including any debt financings.

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Upon implementation of our Investment Policy, competition by other digital asset companies and the availability of spot exchange-traded products for Bitcoin and other digital assets may adversely affect our business, financial condition, results of operations and future prospects.

•	Any digital assets we may acquire as in accordance with our Investment Policy may not be able to serve as a source of liquidity for us to the same extent as cash and cash equivalents.

Risks Related to Regulation, Taxation and Laws

•	We are subject to extensive government regulation, oversight, licensure and appraisals and our failure to comply could materially harm our business.

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The regulatory regimes governing blockchain technologies and crypto are uncertain and may change rapidly. New regulations or policies may alter or significantly adversely affect our business practices with respect to crypto assets, and we may need to adapt our business to regulatory change quickly to succeed.

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A crypto asset’s status as a “security” in any relevant jurisdiction is currently subject to a high degree of uncertainty, and if crypto assets on our platform are later determined to be securities, we may be subject to regulatory scrutiny, investigations, fines, and other penalties, which may adversely affect our business, operating results, and financial condition.

•	We are subject to significant litigation risk and risk of regulatory liability and penalties. Any current or future litigation against us could be costly and time-consuming to defend.

Risks Related to Information Technology and Data

•	Actual or perceived cyberattacks, security incidents, or breaches could result in serious harm to our reputation, business and financial condition.

Risks Related to Risk Management and Financial Reporting

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If we are unable to maintain effective internal controls over financial reporting, we may be unable to produce timely and accurate financial statements, which could have a material effect on our business.

Corporate Information

Our principal executive offices are located at 10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia 30009. Our telephone number is (678) 534-5849. Our website is https://www.bakkt.com. Information contained on, or that can be accessed through, our website is not a part of, and is not incorporated into, this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Issuance of the Convertible Debenture to the Selling Stockholder

Pursuant to the terms of the Purchase Agreement, the Selling Stockholder purchased a $25 million convertible debenture (the “Convertible Debenture”) from the Company for a price of $23.75 million (the “Purchase Amount”) in a private placement (the “Private Placement”). The Private Placement closed on June 18, 2025.

The Convertible Debenture accrues interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Convertible Debenture) for so long as the Event of Default remains uncured. The Convertible Debenture will mature on the first anniversary of the Closing Date, as may be extended at the option of the Selling Stockholder (the “Maturity Date”).

For so long as there is a balance outstanding under the Convertible Debenture, the Selling Stockholder, in its sole discretion, may deliver to the Company a conversion notice (the “Conversion Notice”) to cause any portion of the outstanding and unpaid balance under the Convertible Debenture to be converted (the “Conversion Amount”) into the Company’s Class A Common Stock. The Conversion Amount will not exceed the balance owed under the Convertible Debenture on the date of delivery of the Conversion Notice.

The shares of Class A Common Stock will be issued and sold to the Selling Stockholder at a per share price (the “Conversion Price”) equal to the lower of (i) $14.51 per share or (ii) 97% of the lowest daily volume weighted average price during the five consecutive trading days immediately preceding the Conversion Date (the “Variable Price”), but which Variable Price shall not be lower than $2.418. The shares of Class A Common Stock will be issued and sold to the Selling Stockholder at the Conversion Price that would be applicable to the Conversion Amount selected by the Selling Stockholder if such amount were to be converted as of the date of delivery of the Conversion Notice. The amount outstanding under the Convertible Debenture will then be offset by the Conversion Amount.

To the extent any balance remains outstanding under the Convertible Debenture on the Maturity Date, the Company will pay to the Selling Stockholder such outstanding balance in cash.

Actual issuances of shares of Class A Common Stock to the Selling Stockholder on conversion of the Convertible Debenture will depend on a variety of factors, which may include, among other things, market conditions, the trading price of our Class A Common Stock and any determinations made by the Selling Stockholder as to the appropriateness and timing of acquiring shares under the Convertible Debenture.

See “The Securities Purchase Agreement, The Convertible Debenture, The Guarantee Agreement And The Registration Rights Agreement” on page 10 of this prospectus for additional information.

The Securities That May Be Offered

The Selling Stockholder may offer up to 10,339,123 shares of our Class A Common Stock. As at June 17, 2025, there are 6,969,532 shares of Class A Common Stock outstanding. After giving effect to the issuance of the maximum number of shares of Class A Common Stock offered hereunder, 17,308,655 shares of Class A Common Stock would be outstanding. If it becomes necessary for us to issue and sell to the Selling Stockholder over 2,827,906 shares of Class A Common Stock (the “Exchange Cap”) in connection with the Convertible Debenture, we must first obtain stockholder approval prior to issuing shares of the Class A Common Stock in excess of the Exchange Cap in accordance with the listing rules of the New York Stock Exchange (the “NYSE Rules”). It is possible we may not receive such stockholder approval.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.”

Class A Common Stock

Holders of our Class A Common Stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of Class A Common Stock is entitled to one vote per share. The holders of Class A Common Stock have no preemptive rights.

RISK FACTORS

An investment in our Class A Common Stock involves a high degree of risk. Before you decide whether to purchase our Class A Common Stock in this offering, you should consider the risks described below, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K and in “Part II—Item 1A—Risk Factors” of our Quarterly Reports on Form 10-Q filed subsequently to such Form 10-K that are incorporated herein by reference, as may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. In addition, you should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors Related to the Update of Our Investment Policy” in Exhibit 99.1 to our Current Report on Form 8-K filed on June 10, 2025 that is incorporated by reference in this prospectus before you invest in our securities. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Risks Related to this Offering

It is not possible to predict the actual number of shares of Class A Common Stock we will issue to the Selling Stockholder on conversion of the Convertible Debenture.

The Selling Stockholder generally has the right to control the timing and amount of conversions of any amounts outstanding under the Convertible Debenture into our shares of Class A Common Stock. Generally, issuances of our Class A Common Stock to the Selling Stockholder on conversion of the Convertible Debenture will depend upon market conditions and other factors to be determined by the Selling Stockholder.

Because the Conversion Price per share under the Convertible Debenture will fluctuate based on the market prices of our Class A Common Stock, it is not possible for us to predict, as of the date of this prospectus and prior to any such conversions, the number of shares of Class A Common Stock that we will issue to the Selling Stockholder under the Convertible Debenture or what the Conversion Price for such shares will be.

If it becomes necessary for us to issue and sell to the Selling Stockholder over the Exchange Cap of 2,827,906 shares in connection with the Convertible Debenture, we must first obtain stockholder approval prior to issuing shares of the Class A Common Stock in excess of the Exchange Cap in accordance with applicable NYSE Rules. It is possible we may not receive such stockholder approval.

Investors who buy shares at different times will likely pay different prices.

Pursuant to the Convertible Debenture, the Selling Stockholder will generally have discretion to vary the timing, prices, and numbers of shares issued on conversion of the Convertible Debenture. After the Selling Stockholder has acquired such shares, the Selling Stockholder may resell all, some, or none of such shares at any time or from time to time in its discretion and at different prices. As a result, investors who purchase shares from the Selling Stockholder in this offering at different times will likely pay different prices for those shares, and so may experience different levels of dilution, and in some cases substantial dilution, and different outcomes in their investment results. Investors may experience a decline in the value of the shares they purchase from the Selling Stockholder in this offering as a result of future sales made by us to the Selling Stockholder at prices lower than the prices such investors paid for their shares in this offering. In addition, if we issue a substantial number of shares to the Selling Stockholder on conversion of the Convertible Debenture, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with the Selling Stockholder may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales.

Sales of a substantial number of our securities in the public market could cause the price of our shares of Class A Common Stock to fall.

The Selling Stockholder can resell, under this prospectus, up to 10,339,123 shares of Class A Common Stock. If all of the 10,339,123 shares offered for resale by the Selling Stockholder under this prospectus were issued and outstanding as of June 17, 2025 (without taking into account the 19.9% Exchange Cap limitation), such shares would represent approximately 42% of the total number of outstanding shares of voting securities of our Company. If it becomes necessary for us to issue and sell to the Selling Stockholder shares of Class A Common Stock in excess of the Exchange Cap in connection with the Convertible Debenture, we must first obtain stockholder approval prior to issuing shares of the Class A Common Stock in excess of the Exchange Cap in accordance with applicable NYSE Rules.

Sales of a substantial number of our shares of Class A Common Stock in the public market by the Selling Stockholder and/or by our other existing stockholders, or the perception that those sales might occur, could depress the market price of our shares of Class A Common Stock and could impair our ability to raise capital through the sale of additional equity securities.

Risks Related to the Ownership of Our Class A Common Stock

Future sales of our Class A Common Stock could lower our stock price and dilute existing stockholders.

We may, in the future, sell additional shares of Class A Common Stock in subsequent public or private offerings. We cannot predict the size or terms of future issuances of our Class A Common Stock or the effect, if any, that future sales and issuances of shares of our Class A Common Stock will have on the market price of our Class A Common Stock. Sales of substantial amounts of our Class A Common Stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our Class A Common Stock. In addition, these sales may be dilutive to existing stockholders.

We may fail to meet our publicly announced guidance or other expectations about our business, which would cause our stock price to decline.

We may provide guidance regarding our expected financial and business performance, such as projections regarding sales and production, as well as anticipated future revenue, gross margins, profitability, and cash flows. Correctly identifying key factors affecting business conditions and predicting future events is inherently an uncertain process and our guidance may not ultimately be accurate. Our guidance is based on certain assumptions such as those relating to anticipated production and sales volumes and average sales prices, supplier and commodity costs, and planned cost reductions. If our guidance is not accurate or varies from actual results due to our inability to meet our assumptions or the impact on our financial performance that could occur as a result of various risks and uncertainties, the market value of our Class A Common Stock could decline significantly.

We do not intend to pay dividends for the foreseeable future.

We have never declared nor paid cash dividends on our capital stock. We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. Consequently, stockholders must rely on sales of their Class A Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of the federal securities laws, which statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance. You can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” the negative of such terms, and other similar expressions that are intended to identify forward-looking statements. These forward-looking statements are based on management’s current expectations, assumptions, hopes, beliefs, intentions and strategies regarding future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to our business. Forward-looking statements included or incorporated by reference into this prospectus may include, for example, statements about:

•	our future financial performance;

•	changes in the market for our products and services; and

•	the expected impacts from the adoption of our updated Investment Policy.

These forward-looking statements are based on information available as of the date they were made and reflect management’s expectations, forecasts and assumptions as of such date, and involve a number of judgments, known and/or unknown risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

•	our ability to continue as a going concern;

•	our ability to grow and manage growth profitably;

•	the possibility that we may be unable to obtain the applicable regulatory approvals to execute on the cooperation agreement with DTR;

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finalizing the proposed commercial agreement with DTR, including whether such agreement will be executed on terms favorable to us or if at all, or be completed on the expected timeline, and whether we will be able to successfully integrate its operations with those of DTR, including its infrastructure, and achieve the expected benefits therefrom;

•	the regulatory environment for crypto currencies and digital stablecoin payments;

•	changes in our business strategy, including our adoption of the updated Investment Policy;

•	the price of digital assets, including Bitcoin;

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risks associated with owning digital assets, including Bitcoin, including price volatility, limited liquidity and trading volumes, relative anonymity, potential widespread susceptibility to market abuse and manipulation, compliance and internal control failures at exchanges and other risks inherent in its entirely electronic, virtual-form and decentralized network;

•	the fluctuation of our operating results, including because we may be required to account for our digital assets at fair value;

•	our ability to time the price of our purchase of digital assets pursuant to our updated Investment Policy;

•	the impact of the market value of digital assets on our ability to satisfy our financial obligations, including any debt financings;

•	unrealized fair value gains on our digital asset holdings subjecting us to the corporate alternative minimum tax;

•

legal, commercial, regulatory and technical uncertainty regarding digital assets and enhanced regulatory oversight of companies holding digital assets including the possibility that regulators reclassify any digital assets we hold, including Bitcoin, as a security causing us to be in violation of securities laws and be classified as an “investment company” under the Investment Company Act of 1940;

•	competition by other Bitcoin treasury companies and the availability of spot-traded products for Bitcoin;

•	enhanced regulatory oversight as a result of our updated Investment Policy;

•

the possibility of experiencing greater fraud, security failures or operational problems on digital asset trading venues compared to trading venues for more established asset classes, and any malfunction, breakdown or abandonment of the underlying blockchain protocols, or other technological difficulties, may prevent access to or use of such digital assets;

•	the concentration of our expected digital asset holdings relative to non-digital assets;

•

the inability to use our digital asset holdings as a source of liquidity to the same extent as cash and cash equivalents, due to, for example, risks associated with digital assets and other risks inherent to its entirely electronic, virtual-form and decentralized network;

•	us or a third-party service provider experiencing a security breach or cyber-attack where unauthorized parties obtain access to digital assets;

•	the loss of access to or theft or data loss of our digital assets, which could be unrecoverable due to the immutable nature of blockchain transactions;

•

if we elect to hold our digital assets through a third-party custodian, the loss of direct control over our digital assets and dependence on the custodian’s security practices and operational integrity which may lead to the loss of its digital assets as a result of the insolvency of the custodian, theft by employees or insiders of the custodian or if the custodian’s security measures are compromised, including as a result of a cyber-attack;

•	us not being subject to the legal and regulatory protections applicable to investment companies such as mutual funds and exchange-traded funds, or to obligations applicable to investment advisers;

•	the non-performance, breach of contract or other violations by counterparties assisting us in effecting our updated Investment Policy;

•

our future capital requirements and sources and uses of cash, including funds to satisfy our liquidity needs and continued access to the line of credit provided by Intercontinental Exchange Holdings, Inc.;

•	changes in the market in which we compete, including with respect to our competitive landscape, technology evolution or changes in applicable laws or regulations;

•	changes in the markets that we target;

•

volatility and disruptions in the crypto, digital payments and stablecoin markets that subject us to additional risks, including the risk that banks may not provide banking services to us and market sentiments regarding crypto currencies, digital payments and stablecoins;

•	the possibility that we may be adversely affected by other macroeconomic, geopolitical, business, and/or competitive factors;

•	our ability to launch new services and products, including with our expected commercial partners, or to profitably expand into new markets and services;

•	our ability to execute our growth strategies, including identifying and executing acquisitions and divestitures and our initiatives to add new clients;

•	our ability to reach definitive agreements with our expected commercial counterparties;

•	our ability to successfully complete a strategic transaction of the Loyalty business;

•	our failure to comply with extensive government regulations, oversight, licensure and appraisals;

•	the uncertain and evolving regulatory regime governing blockchain technologies, stablecoins, digital payments and crypto;

•	our ability to establish and maintain effective internal controls and procedures;

•	the exposure to any liability, protracted and costly litigation or reputational damage relating to our data security;

•	the impact of any goodwill or other intangible assets impairments on our operating results;

•	our ability to maintain the listing of our securities on the New York Stock Exchange; and

•

other risks and uncertainties indicated in this prospectus, including those set forth under “Risk Factors” and any risk factors described in any amendments or supplements to this prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares of Class A Common Stock included in this prospectus by the Selling Stockholder. However, we have received net proceeds of $23,725,000 for the issuance of the Convertible Debenture, which we expect to use for working capital and other general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock is incorporated by reference to Exhibit 4.9 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 20, 2025.

THE SECURITIES PURCHASE AGREEMENT, THE CONVERTIBLE DEBENTURE, THE GUARANTEE AGREEMENT AND THE REGISTRATION RIGHTS AGREEMENT

On June 17, 2025, the Company entered into the Purchase Agreement with the Selling Stockholder. Pursuant to the terms of the Purchase Agreement, the Selling Stockholder purchased the $25 million Convertible Debenture from the Company for a Purchase Amount of $23.75 million in the Private Placement. The Private Placement closed on June 18, 2025. The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes.

The Convertible Debenture accrues interest on the outstanding principal balance at an annual rate equal to 0%, which will increase to an annual rate of 18% upon the occurrence of an Event of Default (as defined in the Convertible Debenture) for so long as the Event of Default remains uncured. The Convertible Debenture will mature on the Maturity Date, which is the first anniversary of the Closing Date, as may be extended at the option of the Selling Stockholder.

For so long as there is a balance outstanding under the Convertible Debenture, the Selling Stockholder, in its sole discretion, may deliver to the Company a Conversion Notice to cause any portion of the outstanding and unpaid balance under the Convertible Debenture to be converted (the “Conversion Amount”) into the Company’s Class A Common Stock. The Conversion Amount will not exceed the balance owed under the Convertible Debenture on the date of delivery of the Conversion Notice.

The shares of Class A Common Stock will be issued and sold to the Selling Stockholder at a Conversion Price per share equal to the lower of (i) $14.51 per share or (ii) a Variable Price of 97% of the lowest daily volume weighted average price during the five consecutive trading days immediately preceding the Conversion Date, but which Variable Price shall not be lower than $2.418. The shares of Class A Common Stock will be issued and sold to the Selling Stockholder at the Conversion Price that would be applicable to the Conversion Amount selected by the Selling Stockholder if such amount were to be converted as of the date of delivery of the Conversion Notice. The amount outstanding under the Convertible Debenture will then be offset by the Conversion Amount.

To the extent any balance remains outstanding under the Convertible Debenture on the Maturity Date, the Company will pay to the Selling Stockholder such outstanding balance in cash.

The Company has paid the Selling Stockholder a one-time due diligence and structuring fee of $25,000.

Under NYSE Rules and pursuant to the Purchase Agreement, in no event may the Company issue to the Selling Stockholder shares of Class A Common Stock in excess of an Exchange Cap of 2,827,906 shares, which is 19.9% of our voting securities outstanding on the date of the Purchase Agreement, unless the Company obtains stockholder approval to issue shares of Class A Common Stock in excess of the Exchange Cap. The Company may issue any shares of Class A Common Stock under the Purchase Agreement only in compliance with applicable NYSE Rules.

In addition, the Company may not issue any shares of Class A Common Stock to the Selling Stockholder under the Purchase Agreement or under the Convertible Debenture, if, when aggregated with all other shares of Class A Common Stock then beneficially owned by the Selling Stockholder, the Selling Stockholder’s beneficial ownership would exceed 4.99% of the then-outstanding shares of Class A Common Stock (the “Beneficial Ownership Limitation”).

The Company cannot assign the Purchase Agreement or any rights or obligations thereunder without the prior written consent of the Selling Stockholder. The Selling Stockholder may assign all, or a portion, of its rights and obligations under the Purchase Agreement without the consent of the Company, in which event such assignee shall be deemed to be the Selling Stockholder thereunder.

The Purchase Agreement contains customary representations, covenants, warranties, conditions, and indemnification obligations of the parties, including limitations on the Company’s incurrence of additional indebtedness, subject to certain exceptions. The representations, warranties, and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to limitations agreed upon by the parties.

The Company’s obligations with respect to the Purchase Agreement and under the Convertible Debenture are guaranteed by Bakkt Opco Holdings, LLC, a Delaware limited liability company (“Bakkt Opco”), pursuant to a global guaranty agreement (the “Guarantee Agreement”) entered into by Bakkt Opco in favor of the Selling Stockholder on June 17, 2025.

In connection with the Purchase Agreement, the Company entered into the Registration Rights Agreement with the Selling Stockholder, pursuant to which the Company agreed to use commercially reasonable efforts to file and have declared effective a registration statement to register the resale of the Class A Common Stock issued upon conversion of the Convertible Debenture.

Actual issuances of shares of Class A Common Stock to the Selling Stockholder on conversion of the Convertible Debenture will depend on a variety of factors, which may include, among other things, market conditions, the trading price of our Class A Common Stock and any determinations made by the Selling Stockholder as to the appropriateness and timing of acquiring shares under the Convertible Debenture.

The foregoing description of the Purchase Agreement, the Convertible Debenture, the Guarantee Agreement and the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 10.1, the Convertible Debenture, which is filed as Exhibit 4.2, the Guarantee Agreement, which is attached hereto as Exhibit 4.3, and the Registration Rights Agreement, which is attached hereto as Exhibit 4.4, respectively, and each is incorporated herein by reference.

DETERMINATION OF OFFERING PRICE

We cannot currently determine the price or prices at which shares of Class A Common Stock may be sold by the Selling Stockholder under this prospectus.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale by the Selling Stockholder from time to time of up to 10,339,123 shares of Class A Common Stock that may be issued by us to the Selling Stockholder upon conversion of the Convertible Debenture. For additional information regarding the issuance of the Convertible Debenture, see “The Securities Purchase Agreement, The Convertible Debenture, The Guarantee Agreement and the Registration Rights Agreement.”

We are registering these 10,339,123 shares of Class A Common Stock for sale by the Selling Stockholder pursuant to the Registration Rights Agreement in order to permit the Selling Stockholder to offer the shares included in this prospectus for resale from time to time. Except for the transactions contemplated by the Purchase Agreement and ownership of the Convertible Debenture pursuant to the Purchase Agreement, and as set forth in the section titled “Plan of Distribution” in this prospectus, the Selling Stockholder has not had any material relationship with us within the past three years.

The percent of beneficial ownership in the table below is based on (i) 6,969,532 shares of Class A Common Stock issued and outstanding as of June 17, 2025 and (ii) the issuance to the Selling Stockholder of 366,045 Conversion Shares which as at the date of this prospectus has not occurred. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Based on the information provided to us by the Selling Stockholder, the Selling Stockholder has sole voting and investment power with respect to our shares of Class A Common Stock beneficially owned by it. Based on the information provided to us by the Selling Stockholder, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

The number of shares in the column titled “Maximum Number of Securities Being Offered” represents all of the shares of Class A Common Stock being offered for resale by the Selling Stockholder under this prospectus. The Selling Stockholder may sell some, all, or none of the shares being offered for resale in this offering. If the Selling Stockholder exercises its right to convert the Convertible Debenture into Class A Common Stock, we do not know how long the Selling Stockholder will hold the shares before selling them, and we are not aware of any existing arrangements between the Selling Stockholder and any other stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the Class A Common Stock being offered for resale by this prospectus.

The column titled “Securities Owned After the Offering” in the table below assumes the resale by the Selling Stockholder of all of the shares of Class A Common Stock being offered for resale pursuant to this prospectus. The number of ordinary shares that may actually be issued upon conversion of the Convertible Debenture pursuant to the terms thereof may be more than the number of shares being offered by this prospectus.

	Shares of Class A Common Stock Owned Before the Offering		Maximum Number of Shares of Class A Common Stock Being Offered(2)	Shares of Class A Common Stock Owned After the Offering
Name of Selling Stockholder	Number(1)	Percent(1)		Number(3)	Percent(3)
YA II PN, LTD.(4)	366,045	4.99%	10,339,123	0	0%

(1)

Consists of the Conversion Shares issuable to the Selling Stockholder pursuant to the terms of the Convertible Debenture giving effect to the Beneficial Ownership Limitation. As at the date of this prospectus, the Selling Stockholder owns no shares of Common Stock, and the actual number of Conversion Shares that may be acquired by the Selling Stockholder is not currently known. The Conversion Shares issuable pursuant to the Convertible Debenture are subject to the Beneficial Ownership Limitation and the Exchange Cap, which restrict the Selling Stockholder from converting any portion of the outstanding balance under the Convertible Debenture that would result in the Selling Stockholder and its affiliates owning, upon such conversion, a number of shares of our Class A Common Stock in excess of the Beneficial Ownership Limitation or the Exchange Cap.

(2)

The number of shares of Class A Common Stock offered by this prospectus, consisting of the number of Conversion Shares issuable to the Selling Stockholder pursuant to the terms of the Convertible Debenture without giving effect to the Beneficial Ownership Limitation or the Exchange Cap.

(3)	Assumes the sale of all shares of Class A Common Stock being offered pursuant to this prospectus without giving effect to the Beneficial Ownership Limitation or the Exchange Cap.
(4)	Investment decisions for YA II PN, Ltd. are made by Mr. Mark Angelo. The business address for YA II PN, Ltd. is 1012 Springfield Avenue, Mountainside, NJ 07092.

PLAN OF DISTRIBUTION

The shares of Class A Common Stock offered by this prospectus are being offered by the Selling Stockholder. The shares of Class A Common Stock may be sold or distributed from time to time by the Selling Stockholder directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. We will not receive any of the proceeds from the sale of shares of Class A Common Stock by the Selling Stockholder pursuant to this prospectus. The aggregate proceeds to the Selling Stockholder will be the purchase price of our Class A Common Stock less any discounts and commissions borne by the Selling Stockholder.

The sale of the shares of Class A Common Stock offered by this prospectus could be effected in one or more of the following methods:

•	ordinary brokers’ transactions and transactions in which the broker-dealer solicits purchasers;

•

transactions involving cross or block trades, including block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers, or underwriters who may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	“at the market” into an existing market for our ordinary shares;

•	in other ways not involving market makers or established business markets, including direct sales to purchasers or sales effected through agents;

•	in privately negotiated transactions;

•	any other method permitted by applicable law; or

•	any combination of the foregoing.

The Selling Stockholder may transfer the shares of Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. In addition, the Selling Stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or shareholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

In order to comply with the securities laws of certain states, if applicable, the shares of Class A Common Stock may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares of Class A Common Stock may not be sold unless they have been registered or qualified for sale in the state or an exemption from the state’s registration or qualification requirement is available and complied with.

The Selling Stockholder may use one or more registered broker-dealers to effectuate all sales of our shares of Class A Common Stock issuable upon conversion of the Convertible Debenture. Such sales will be made at prices and at terms then prevailing or at prices related to the then current market price. Such registered broker-dealer may, in some circumstances (or instance if such registered broker-dealer’s involvement is not limited to receiving commission not in excess of the usual and customary distributors’ or sellers’ commissions), be considered to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. The Selling Stockholder has informed us that each such broker-dealer will receive commissions from the Selling Stockholder that will not exceed customary brokerage commissions.

Brokers, dealers, underwriters or agents participating in the distribution of the shares of Class A Common Stock offered by this prospectus may receive compensation in the form of commissions, discounts, or concessions from the purchasers, for whom the broker-dealers may act as agent, of the shares of Class A Common Stock sold by the Selling Stockholder through this prospectus. The compensation paid to any such particular broker-dealer by any such purchasers of shares of Class A Common Stock sold by the Selling Stockholder may be less than or in excess of customary commissions. Neither we nor the Selling Stockholder can presently estimate the amount of compensation that any agent will receive from any purchasers of ordinary shares sold by the Selling Stockholder.

We know of no existing arrangements between the Selling Stockholder or any other shareholder, broker, dealer, underwriter, or agent relating to the sale or distribution of our ordinary shares offered by this prospectus.

We may from time to time file with the SEC one or more supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part to amend, supplement, or update information contained in this prospectus, including, if and when required under the Securities Act, to disclose certain information relating to a particular sale of shares offered by this prospectus by the Selling Stockholder, including with respect to any compensation paid or payable by the Selling Stockholder to any brokers, dealers, underwriters, or agents that participate in the distribution of such shares by the Selling Stockholder, and any other related information required to be disclosed under the Securities Act.

We have agreed to indemnify the Selling Stockholder and certain other persons against certain liabilities in connection with the offering of our ordinary shares issuable upon conversion of the Convertible Debenture, or, if such indemnity is unenforceable, to make the maximum contribution to the payment and satisfaction of such liabilities.

The Selling Stockholder has represented to us that it has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Selling Stockholder, engaged in any transactions in the securities of the Company (including, without limitation, any “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) involving the Company’s securities) during the period commencing as of the time that the Selling Stockholder first contacted the Company or the Company’s agents regarding the specific investment in the Company contemplated by the Purchase Agreement and ending immediately prior to the execution of the Purchase Agreement by the Selling Stockholder. In addition, the Selling Stockholder has agreed that, from and after the date of the Purchase Agreement and ending when the Convertible Debenture no longer remains outstanding, none of the Selling Stockholder or any of its officers, or any entity managed or controlled by the Selling Stockholder (collectively, the “Restricted Persons”) directly or indirectly, engage in any short sale of the Class A Common Stock, either for its own principal account or for the principal account of any other Restricted Person.

This offering by the Selling Stockholder will terminate on the date that all shares of Class A Common Stock offered by this prospectus have been sold or the date on which all of such ordinary shares may be sold without any restrictions pursuant to Rule 144.

VALIDITY OF THE SECURITIES

The validity of the securities offered hereby will be passed upon for us by Sullivan & Cromwell LLP, New York, New York. Additional legal matters may be passed on for us, or any underwriters, dealers or agents by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bakkt Holdings, Inc. as of and for the year ended December 31, 2024 appearing in the Company’s Annual Report (Form 10-K), have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, included thereon, and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Bakkt Holdings, Inc., at December 31, 2023 and for each of the two years in the period ended December 31, 2023 appearing in the Company’s Annual Report (Form 10-K) for the period ended December 31, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon such reports pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.bakkt.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any indenture or other documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.

The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 12, 2025;

•	the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2025, that are incorporated by reference into our Annual Report;

•

our Current Reports on Form  8-K, filed with the SEC on March  17, 2025, March  20, 2025, March  31, 2025, April  22, 2025, June  10, 2025, June  10, 2025, June  13, 2025 and June 20, 2025 and our Current Report on Form  8-K/A filed with the Commission on March 20, 2025; and

•

the description of our securities contained in the Registration Statement on Form 8-A relating thereto, filed on October 15, 2021, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

10000 Avalon Boulevard, Suite 1000

Alpharetta, Georgia 30009

(678) 534-5849

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth estimated expenses in connection with the issuance and distribution of the securities being registered:

Amount to be Paid
SEC registration fee	$20,388.01
FINRA filing fee	*
Stock exchange listing fee	*
Printing and engraving expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Transfer agent and registrar fees and expenses	*
Trustee’s fees and expenses	*
Miscellaneous expenses	*
Total	$20,388.01

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) authorizes a corporation’s board of directors to grant, and authorizes a court to award, indemnity to officers, directors and other corporate agents.

Our Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for the following:

•	any breach of their duty of loyalty to our company or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which they derived an improper personal benefit.

Any amendment, repeal or elimination of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment, repeal or elimination. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

In addition, our By-Laws provide that we will indemnify our directors and officers, and may indemnify our employees, agents and any other persons, to the fullest extent permitted by the DGCL. Our By-Laws also provide that we must advance expenses incurred by or on behalf of a director or officer in advance of the final disposition of any action or proceeding, subject to limited exceptions.

Further, we have entered into or will enter into indemnification agreements with each of our directors and executive officers that may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements require us, among other things, to indemnify our directors and executive officers against liabilities that may arise by reason of their status or service. These indemnification agreements also require us to advance all expenses reasonably and actually incurred by the directors and executive officers in investigating or defending any such action, suit or proceeding. We believe that these agreements are necessary to attract and retain qualified individuals to serve as directors and executive officers.

The limitation of liability and indemnification provisions included in our Certificate of Incorporation, By-Laws and the indemnification agreements that we have entered into or will enter into with our directors and executive officers may discourage stockholders from bringing a lawsuit against our directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and executive officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions.

We have obtained insurance policies under which, subject to the limitations of the policies, coverage is provided to our directors and executive officers against loss arising from claims made by reason of breach of fiduciary duty or other wrongful acts as a director or executive officer, including claims relating to public securities matters, and to us with respect to payments that may be made by us to these directors and executive officers pursuant to our indemnification obligations or otherwise as a matter of law.

Certain of our non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Board.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Incorporation of the Company, as currently in effect (incorporated by reference to Exhibit 3.1 to the Company’s Form S-8 filed with the SEC on July 9, 2024).

3.2	Certificate of Amendment to the Company’s Certificate of Incorporation, dated April 26, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on April 29, 2024).

3.3	Certificate of Amendment to the Company’s Certificate of Incorporation, dated June 17, 2025 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed with the SEC on June 20, 2025).

3.4	Certificate of Amendment to the Company’s Certificate of Incorporation, dated June 17, 2025 (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on June 20, 2025).

3.5	By-Laws of the Company, as currently in effect (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.1	Specimen Class A Common Stock Certificate of the Company (incorporated by reference to Exhibit 4.1 to the Company’s Form 8-K filed with the SEC on October 21, 2021).

4.2	Convertible Debenture, dated June 18, 2025 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2025).

4.3	Global Guaranty Agreement, dated June 17, 2025, by Bakkt Opco Holdings, LLC in favor of YA II PN, LTD. (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2025).

4.4	Registration Rights Agreement, dated as of June 17, 2025, between Bakkt Holdings, Inc. and YA II PN, LTD. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed with the SEC on June 20, 2025).

5.1	Opinion of Sullivan & Cromwell LLP.

10.1	Purchase Agreement, dated June 17, 2025, by and between the Registrant and YA II PN, LTD. (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed with the SEC on June 20, 2025.

23.1	Consent of Ernst & Young LLP, independent registered public accounting firm of the Company.

23.2	Consent of KPMG LLP, independent registered public accounting firm of the Company.

23.3	Consent of Sullivan & Cromwell LLP (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Powers of Attorney (included on the signature page to this registration statement).

107	Filing Fee Table.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

that, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)

to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Alpharetta, State of Georgia, on June 26, 2025.

BAKKT HOLDINGS, INC.

By:	/s/ Andrew A. Main
Andrew A. Main Co-Chief Executive Officer, President and Director

By:	/s/ Akshay Naheta
Akshay Naheta Co-Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Andrew A. Main, Akshay Naheta, Karen Alexander and Marc D’Annunzio, or each one of them individually, as the undersigned’s true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto, and other documents in connection therewith to this Registration Statement and any later registration statement filed by the registrant under Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement) and to file the same with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title

/s/ Andrew A. Main Andrew A. Main	Co-Chief Executive Officer, President and Director (Principal Executive Officer)

/s/ Akshay Naheta Akshay Naheta	Co-Chief Executive Officer and Director (Principal Executive Officer)

/s/ Karen Alexander Karen Alexander	Chief Financial Officer (Principal Financial Officer)

/s/ Joseph Henderson Joseph Henderson	Chief Accounting Officer (Principal Accounting Officer)

/s/ Sean Collins Sean Collins	Chair of the Board of Directors

/s/ Colleen Brown Colleen Brown	Director

/s/ David C. Clifton David C. Clifton	Director

/s/ De’Ana Dow De’Ana Dow	Director

/s/ Michelle J. Goldberg Michelle J. Goldberg	Director

/s/ Jill Simeone Jill Simeone	Director

/s/ Gordon Watson Gordon Watson	Director